UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported)     August  21,  2006

                             PAYMENT  DATA  SYSTEMS,  INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                  000-30152                   98-0190072
(State  or  other  jurisdiction    (Commission                (IRS  Employer
       of  incorporation)          File  Number)            Identification  No.)

 12500  SAN  PEDRO,  SUITE  120,  SAN  ANTONIO,  TEXAS                  78216
     (Address of principal executive offices)                         (Zip Code)

Registrant''s  telephone  number,  including  area  code        (210)  249-4100
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          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                EXPLANATORY NOTE

We hereby amend our Current Report on Form 8-K filed August 25, 2006 in this Current Report on Form 8-K/A to revise the effective annual interest rate of the Promissory Note from 25% as disclosed previously to 41% as disclosed below under
Item  2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 21, 2006, we entered into a zero-discount Promissory Note with Dutchess Private Equities Fund, II, LP. Pursuant to terms of the Promissory Note, we borrowed $500,000 and promised to pay Dutchess $625,000 with a maturity date of August 21, 2007, which represents an effective annual interest rate of 41% based on the minimum repayment terms of the Promissory Note. We also issued 1,042,000 shares of restricted common stock to Dutchess as an incentive for the investment and agreed to register the common stock issued pursuant to the promissory note on the next registration statement we file.

Payments on the Promissory Note are to be made from the equity line of credit that we previously entered into with Dutchess. We will make payments to Dutchess of 100% of each put, until $52,083 has been paid during a full calendar month, after which 50% of the put amounts for that month will be paid to Dutchess until the face amount of the Promissory Note is paid in full, with a minimum monthly amount of $52,083 due to Dutchess by the last business day of each month. The payments are due at the closing of every put to Dutchess and after the cumulative amount of financing we receive from any source, including puts, during the term of the note exceeds $500,000, we will make a prepayment of 100% of any financing proceeds over $500,000 that we receive within one business day of receipt until the face amount is paid in full. We issued as collateral thirty put notices to Dutchess for the maximum amount applicable under the terms of the Investment Agreement and agreed to issue puts at the maximum frequency allowed under the Investment Agreement, until such time as the Note is paid in full.

In the event that on the maturity date, there are any remaining amounts unpaid on this note, Dutchess can exercise its right to increase the face amount by 10% as an initial penalty and 2.5% per month paid as liquated damages. In the event that we default, Dutchess has the right, but not the obligation, to switch the residual amount to a five-year, 14% interest bearing convertible debenture at a conversion rate at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days immediately preceding the notice of conversion or (ii) 100% of the average of the lowest bid price for the twenty trading days immediately preceding the convertible closing date. If Dutchess chooses to convert the residual amount to a convertible debenture, we shall have twenty business days after notice of default to file a registration statement covering an amount of shares equal to 300% of the residual amount. In the event we do not file such registration statement within twenty business days of Dutchess' request, or such registration statement is not declared by the Securities and Exchange Commission to be effective within the time period described, the residual amount shall increase by $1,000 per day.

The foregoing description of the terms and conditions of the Promissory Note are qualified in their entirety by, and made subject to, the more complete information set forth in the Promissory Note included on this Form 8-K/A as Exhibit 10.1 and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including our ability to implement our business plan, our ability to raise additional funds and manage our substantial debts, consumer acceptance of our products, our ability to broaden our customer base, and other risks described in our reports filed with the Securities and Exchange Commission from time to time. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

EXHIBIT  NO.                       DOCUMENT  DESCRIPTION
------------                       ---------------------
    10.1 Promissory Note between the Company and Dutchess Private Equities Fund, II, LP, dated August 21, 2006 (included as exhibit
               10.1 to the Form 8-K filed August 25, 2006, and incorporated herein by reference).

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Payment Data Systems, Inc.
                                  (Registrant)

Date   August  29,  2006

                       /s/  Michael R.  Long
                       ---------------------
                          (Signature)
                       Michael  R.  Long
                       Chief  Executive  Officer  and
                       Chief  Financial  Officer